Exhibit 99.1

Entegris Reports Financial Results for Second Quarter of Fiscal 2013

•	Revenue of $177.5 million, up 8 percent sequentially

•	GAAP net income of $19.8 million, or $0.14 per share; Non-GAAP net income of $21.3 million, or $0.15 per share

•	Operating margin of 14.9 percent; Adjusted operating margin of 16.2 percent

•	Net cash generated from operations of $34.8 million

BILLERICA, Mass., July 23, 2013 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s second quarter ended June 29, 2013.

The Company recorded second-quarter sales of $177.5 million, an increase of 8 percent sequentially, and a 6 percent decline from the prior year second quarter. Second-quarter operating margin was 14.9 percent, with an adjusted operating margin of 16.2 percent, excluding amortization of intangible assets of $2.4 million. Net income for the second quarter was $19.8 million, or $0.14 per share. Non-GAAP earnings per share of $0.15 in the second quarter of 2013 compared to $0.13 in the first quarter of 2013 and $0.16 in the second quarter of 2012. A reconciliation table of GAAP to non-GAAP earnings per share and operating margin is contained in this press release.

For the first half of fiscal 2013, sales were $342.6 million, down 6 percent from the first half of 2012. Net income for the first half of 2013 was $36.2 million, or $0.26 per share, compared to $39.5 million, or $0.29 per share, for the same period a year ago. Non-GAAP earnings per share for the first six months of 2013 were $0.28 per share versus $0.30 per share a year ago.

Bertrand Loy, president and chief executive officer, said: “The second-quarter sales were stronger than expected as semiconductor makers continued to ramp production on their most advanced fabs. Sales of our Contamination Control Solutions products increased 10 percent sequentially, driven primarily by a record quarter for liquid filter products and higher sales of fluid handling components and gas purification products. Sales of Microenvironment products grew 4 percent, and sales of Specialty Materials products were even with the first quarter levels.”

“We are pleased with the operating results which exceeded our target model. We generated strong cash flow from operations in the quarter, and we are deploying our cash consistent with our strategy to achieve our goal of both driving above-market growth and creating long-term shareholder value.

“We are very optimistic about the long-term growth of the semiconductor industry. However, in the short-term we are seeing mixed signs in the market,” said Loy.

For the fiscal third quarter ending September 28, 2013, the Company expects sales to be approximately $165 million to $180 million, and EPS to range between $0.10 and $0.13 per share. On a non-GAAP basis, EPS is expected to range from $0.11 to $0.14 per share, which reflects net income on a non-GAAP basis in the range of $15 million to $20 million, which is adjusted for expected amortization expense of $2.4 million or $0.01 per share.

Second-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the second quarter on Tuesday, July 23, 2013, at 10:00 a.m. Eastern Time. Participants should dial 719-457-2645 or toll-free 888-359-3624, referencing confirmation code 6232027. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available starting July 23 at 1:00 p.m. (ET) until September 5, 2013. The replay can be accessed by using passcode 6232027 after dialing 719-457-0820 or 888-203-1112. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-technology industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2012, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	June 29, 2013	June 30, 2012	March 30, 2013
Net sales	$177,544	$188,233	$165,070
Cost of sales	99,974	105,487	97,942

Gross profit	77,570	82,746	67,128
Selling, general and administrative expenses	35,397	35,989	32,421
Engineering, research and development expenses	13,427	12,726	12,173
Amortization of intangible assets	2,359	2,420	2,287

Operating income	26,387	31,611	20,247
Other income, net	(910)	(641)	(1,348)

Income before income taxes	27,297	32,252	21,595
Income tax expense	7,516	10,579	5,198

Net income	$19,781	$21,673	$16,397

Basic net income per common share:	$0.14	$0.16	$0.12
Diluted net income per common share:	$0.14	$0.16	$0.12

Weighted average shares outstanding:
Basic	139,255	137,303	139,025
Diluted	139,751	138,196	139,831

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Six months ended
	June 29, 2013	June 30, 2012
Net sales	$342,614	$363,636
Cost of sales	197,916	204,646

Gross profit	144,698	158,990
Selling, general and administrative expenses	67,818	71,037
Engineering, research and development expenses	25,600	24,715
Amortization of intangible assets	4,646	4,870

Operating income	46,634	58,368
Other income, net	(2,258)	(805)

Income before income taxes	48,892	59,173
Income tax expense	12,714	19,644
Equity in net income of affiliates	—	(3)

Net income	$36,178	$39,532

Basic net income per common share:	$0.26	$0.29
Diluted net income per common share:	$0.26	$0.29

Weighted average shares outstanding:
Basic	139,140	136,953
Diluted	139,791	138,121

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 29, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$343,411	$330,419
Short-term investments	—	19,995
Accounts receivable, net	108,168	94,016
Inventories	98,140	99,144
Deferred tax assets, deferred tax charges and refundable income taxes	13,585	20,201
Other current assets and assets held for sale	7,124	15,549

Total current assets	570,428	579,324

Property, plant and equipment, net	173,786	157,021

Intangible assets	47,990	47,207
Deferred tax assets – non-current	16,378	17,167
Other assets	23,356	10,825

Total assets	$831,938	$811,544

LIABILITIES AND EQUITY
Accounts payable	$37,627	$36,341
Accrued liabilities	46,795	51,263
Income tax payable and deferred tax liabilities	9,101	5,659

Total current liabilities	93,523	93,263

Other liabilities	22,152	23,482
Shareholders’ equity	716,263	694,799

Total liabilities and shareholders’ equity	$831,938	$811,544

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Operating activities:
Net income	$19,781	$21,673	$36,178	$39,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,311	7,026	14,607	13,513
Amortization	2,359	2,420	4,646	4,870
Stock-based compensation expense	2,081	2,171	3,769	3,934
Other	717	(785)	2,760	1,376
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(6,592)	2,476	(19,485)	(10,335)
Inventories	623	(3,491)	(3,135)	(10,997)
Accounts payable and accrued liabilities	1,656	1,023	(5,359)	744
Income taxes payable and refundable income taxes	7,206	7,357	7,524	2,679
Other	(322)	3,262	750	(1,810)

Net cash provided by operating activities	34,820	43,132	42,255	43,506

Investing activities:
Acquisition of property and equipment	(17,991)	(19,512)	(34,131)	(30,117)
Acquisition of business, net of cash acquired	(13,358)	(2,961)	(13,358)	(2,961)
Proceeds from maturities of short-term investments	—	—	20,000	—
Other	6,535	180	6,547	183

Net cash used in investing activities	(24,814)	(22,293)	(20,942)	(32,895)

Financing activities:
Issuance of common stock	1,448	858	6,322	4,194
Repurchase and retirement of common stock	(5,605)	(427)	(9,382)	(427)
Other	201	537	941	827

Net cash (used in) provided by financing activities	(3,956)	968	(2,119)	4,594

Effect of exchange rate changes on cash	(1,485)	(1,873)	(6,202)	(1,933)

Increase in cash and cash equivalents	4,565	19,934	12,992	13,272
Cash and cash equivalents at beginning of period	338,846	266,931	330,419	273,593

Cash and cash equivalents at end of period	$343,411	$286,865	$343,411	$286,865

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three months ended			Six months ended
Net sales	June 29, 2013	June 30, 2012	March 30, 2013	June 29, 2013	June 30, 2012
Contamination Control Solutions	$114,634	$123,144	$103,961	$218,595	$238,696
Microenvironments	45,869	44,565	44,132	90,001	85,270
Specialty Materials	17,041	20,524	16,977	34,018	39,670

Total net sales	$177,544	$188,233	$165,070	$342,614	$363,636

	Three months ended			Six months ended
Segment profit	June 29, 2013	June 30, 2012	March 30, 2013	June 29, 2013	June 30, 2012
Contamination Control Solutions	$28,581	$34,683	$22,078	$50,659	$66,752
Microenvironments	9,364	8,523	9,325	18,689	14,051
Specialty Materials	1,900	4,404	2,216	4,116	9,072

Total segment profit	39,845	47,610	33,619	73,464	89,875
Amortization of intangibles	(2,359)	(2,420)	(2,287)	(4,646)	(4,870)
Unallocated expenses	(11,099)	(13,579)	(11,085)	(22,184)	(26,637)

Total operating income	$26,387	$31,611	$20,247	$46,634	$58,368

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three months ended			Six months ended
	June 29, 2013	June 30, 2012	March 30, 2013	June 29, 2013	June 30, 2012
Net sales	$177,544	$188,233	$165,070	$342,614	$363,636

Net income	$19,781	$21,673	$16,397	$36,178	$39,532

Adjustments to net income:

Equity in net income of affiliates	—	—	—	—	(3)
Income tax expense	7,516	10,579	5,198	12,714	19,644
Other income, net	(910)	(641)	(1,348)	(2,258)	(805)

GAAP – Operating income	26,387	31,611	20,247	46,634	58,368
Amortization of intangible assets	2,359	2,420	2,287	4,646	4,870

Adjusted operating income	28,746	34,031	22,534	51,280	63,238
Depreciation	7,311	7,026	7,296	14,607	13,513

Adjusted EBITDA	$36,057	$41,057	$29,830	$65,887	$76,751

Adjusted operating margin	16.2%	18.1%	13.7%	15.0%	17.4%
Adjusted EBITDA – as a % of net sales	20.3%	21.8%	18.1%	19.2%	21.1%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three months ended			Six months ended
	June 29, 2013	June 30, 2012	March 30, 2013	June 29, 2013	June 30, 2012
GAAP net income	$19,781	$21,673	$16,397	$36,178	$39,532

Adjustments to net income:

Amortization of intangible assets	2,359	2,420	2,287	4,646	4,870
Gain associated with equity investments	—	(1,522)	—	—	(1,522)
Tax effect of adjustments to net income	(851)	(616)	(824)	(1,675)	(1,501)

Non-GAAP net income	$21,289	$21,955	$17,860	$39,149	$41,379

Diluted earnings per common share	$0.14	$0.16	$0.12	$0.26	$0.29

Effect of adjustments to net income	$0.01	$0.00	$0.01	$0.02	$0.01

Diluted non-GAAP earnings per common share	$0.15	$0.16	$0.13	$0.28	$0.30

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